Bonds.com 10-K

Exhibit 10.69

AMENDMENT NO. 1 TO SECURED CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT AND EXERCISE OF EXTENSION RIGHT

This AMENDMENT NO. 1 TO SECURED CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT AND EXERCISE OF EXTENSION RIGHT (this “Amendment”), dated as of June 22, 2010, is entered into by and among Bonds.com Group, Inc., a Delaware corporation (the “Company”), and Nevaheel Consortium LLC, a Nevada limited liability company (“Nevaheel”).  Nevaheel.  This Amendment (a) amends the Secured Convertible Note and Warrant Purchase Agreement, dated as of May 28, 2010, by and among the Company, Nevaheel and the other parties listed on Exhibit A thereto (the “Purchase Agreement”) in the manner set forth herein, and (b) constitutes irrevocable written notice to exercise the Extension Right (as such term is defined in the Secured Convertible Promissory Notes issued pursuant to the Purchase Agreement (the “Notes”).  Nevaheel is the holder of a majority in principal amount of all principal outstanding under the Notes (the “Majority Holder”) and also the Agent for the Purchasers (as defined and contemplated in the Purchase Agreement).  Nevaheel is entering into this Amendment in both its capacity as Majority Holder and Agent.  Capitalized terms used and not defined in this Amendment have the meanings given to them in the Purchase Agreement.

Background

The Company and Nevaheel (in its capacity as Agent) desire to amend the Purchase Agreement in the manner set forth herein, and Nevaheel (in its capacity as Majority Holder) desires to exercise the Extension Right.  Pursuant to Section 8(g) of the Purchase Agreement, any term of the Purchase Agreement may be amended or waived with the written consent of the Company and the Agent, and any amendment or waiver so effected shall be binding upon each of the Purchasers.  Pursuant to Section 1(b) of the Notes, the Majority Holder has the right to exercise the Extension Right with respect to the Note held by the Majority Holder and all other Notes.  Additionally, the Company is considering a transaction or series of transactions pursuant to which holders of outstanding warrants and other rights to purchase shares of the Company’s capital stock would exchange and cancel those warrants and other rights for newly issued shares of the Company’s capital stock (the “Potential Transaction”), and Nevaheel (in its capacity as Majority Holder and Agent) wishes to consent to such transaction and waive any restrctions in the Purchase Agreement with respect thereto.  Accordingly, the Company and Nevhaeel are executing and delivering this Amendment in order to amend the terms of the Purchase Agreement in the manner set forth herein, evidence the irrevocable exercise of the Extension Right and provide for such consent and waiver.

Agreement

In consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1.         Amendment to Section 1(a)(iii).  Section 1(a)(iii) of the Purchase Agreement is amended in all respects necessary to provide that the 14 day period contemplated by clause (A) thereof is amended and extend such that the Company may consummate Additional Closings through and until 11:59 PM EDT on July 14, 2010.

Section 2.         Amendment of Section 2.  Section 2 of the Purchase Agreement is amended by deleting Section 2(u) thereof in its entirety.  For avoidance of doubt, the representation and warranty set forth therein shall no longer be effective, and any prohibition or limitation required or implied thereby shall be of no further force or effect and is eliminated and waived in its entirety.

Section 3.         Exercise of the Extension Right.  Nevaheel hereby irrevocably exercises the Extension Right and extends the maturity date of its Note and all other Notes for a period of one year.  As a result the Initial Maturity Date of all of the Notes is extended from May 28, 2011 to May 28, 2012 (referred to in the Notes as the Extended Maturity Date).  The Company shall promptly issue to Nevaheel and the holders of the other Notes the Additional Warrants contemplated by the Notes.

Section 4.         Consent and Waiver.  Pursuant to Sections 4 and 8(g) of the Purchase Agreement and any other applicable term or provision of the Purchase Agreement, Notes or Warrants, Nevaheel hereby consents to the Company pursuing and consummating the Potential Transaction and waives any and all restrictions with respect thereto under the Purchase Agreement, Notes or Warrants.  For avoidance of doubt and notwithstanding anything herein to the contrary, the foregoing shall not in any way be construed as (a) an acceptance by Nevaheel or any other Purchaser of any offer included in the Proposed Transaction, (b) an agreement by Nevaheel or any other Purchaser to cancel, exchange or otherwise alter or amend their Warrants pursuant to the Proposed Transaction, or (c) to participate in any manner in the Proposed Transaction, none of which shall be deemed to have been accepted or agreed to by Nevaheel or any other Purchaser unless and until any offer included in the Proposed Transaction is communicated to them and they separately execute and deliver applicable documents with respect thereto.

Section 5.         Effect of Modification and Amendment of Purchase Agreement.  The Purchase Agreement shall be deemed to be modified and amended solely in accordance with the express provisions of this Amendment and the respective rights, duties and obligations of the parties under the Purchase Agreement shall continue to be determined, exercised and enforced under the Purchase Agreement subject in all respects to the modifications and amendments set forth in this Amendment.  All the other terms of the Purchase Agreement shall continue in full force and effect.  In the event of inconsistency between the terms of this Amendment and the terms of the Purchase Agreement, the terms of this Amendment shall govern.

Section 6.         Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original instrument, and all of which together shall constitute one agreement.  A facsimile or electronic signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or electronic signature.

Section 7.         Governing Law.  This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

Section 8.         Counsel.  Each party to this Amendment acknowledges that Hill, Ward &  Henderson, P.A. acted solely as counsel to the Company in connection with the Purchase Agreement and this Amendment, and that Agent was encouraged to retain and either retained or had sufficient opportunity to retain independent legal counsel and other advisors in connection with the Agreement and this Amendment.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

BONDS.COM GROUP, INC.

By:	/s/ Michael Sanderson
Name:	Michael Sanderson
Title:	Chief Executive Officer
Date:	June 22, 2010

NEVAHEEL CONSORTIUM LLC

By:	/s/ Michael Sanderson
Name:	Michael Sanderson
Title:	Chief Executive Officer
Date:	June 22, 2010

[SIGNATURE PAGE TO AMENDMENT NO.1 TO SECURED CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT]